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                                                                    EXHIBIT 99.1

                            PortaCom Wireless, Inc.
                        10061 Talbert Avenue, Ste. #200
                          Fountain Valley, CA  92708
                                 (714)593-3234

FOR IMMEDIATE RELEASE
---------------------
March 13, 1998                                  Contact: Thomas Madden
                                                (253) 815-1076
VSE: PCW
OTCBB: PCWR                                     E-Mail: Investor2k@aol.com

             PORTACOM AMENDS AGREEMENT ON SALE OF PRINCIPAL ASSET,
                     ANNOUNCES CHANGE IN MANAGEMENT, BOARD

PortaCom Wireless Inc. ("PortaCom") announced today that it has executed an agreement amending the Asset Purchase Agreement with VDC Corporation ("VDC") of November 25, 1997 that extends the final expiration date for the agreement. PortaCom also announces the election of new directors, the resignation of former directors, and a change in management.

PortaCom's new management will concentrate upon resolving the Company's debts and concluding the asset sale to VDC.

PortaCom has received the resignation of its CEO and director, Douglas C. MacLellan and those of directors Stephen Leahy, Keith Hay, Howard Frantom, and Stephen Stephens. It announces the election of Michael Richard as a director and acting CEO and the elections of Thomas Madden and Steven Rosner as new directors.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform act of 1995. Such forward-looking statements made by the company involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance of achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, risks associated with international operations, dependence on licenses, governmental regulations, technological changes, intense competition and dependence on management. Given these uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements. The company disclaims any obligation to forward-looking statements contained herein to reflect any change in the company's expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

                                        ON BEHALF OF THE BOARD OF DIRECTORS

                                        /s/Michael Richard
                                        ------------------
                                        Michael Richard
                                        President and CEO

The Vancouver Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the release.